Cohen Fund Audit Services, Ltd. 1350 Euclid Ave., Suite 800 Cleveland, OH 44115-1877 www.cohenfund.com	216.649.1700 216.579.0111 fax

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING  FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-IA of Vident International Equity Fund, a series of ETF Series Solutions, under the heading "Miscellaneous Information" in the Statement of Additional Information.

Cohen Fund Audit Services, Ltd.
Cleveland, Ohio
August 29, 2013

Registered with the Public Company Accounting Oversight Board